EXHIBIT 32.1




                   CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER,
              CHIEF FINANCIAL OFFICER AND CHIEF ACCOUNTING OFFICER
                                   PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the Quarterly Report of Tarpon Industries, Inc. (the "Company") on Form 10-Q/A for the quarter ended March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Periodic Report"), we, James W. Bradshaw, Chief Executive Officer and Active Chief Financial Officer of the Company, and Matthew Soderman, Chief Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

     1. the Periodic Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2.   the information  contained in the Periodic Report fairly presents,  in
          all  material  respects,   the  financial  condition  and  results  of
          operations of the Company.


Dated:  November 13, 2006
                                     /s/ James W. Bradshaw
                                    ------------------------------------------
                                    James W. Bradshaw, Chief Executive Officer
                                    and Acting Chief Financial Officer


Dated:  November 13, 2006
                                     /s/ J. Stanley Baumgartner, Jr.
                                    ------------------------------------------
                                    J. Stanley Baumgartner, Jr. Chief Financial
                                    Officer